                                                                      EXHIBIT 99
                           JOINT FILER INFORMATION

Designated Filer:             Peter E. Salas
Issuer & Ticker Symbol:       GSE Systems, Inc. (Amex: GVP)
Date of Event
   Requiring Statement:       05/26/05

                                                    /s/ Peter E. Salas
                                        ----------------------------------------
                                                    PETER E. SALAS

                                        DOLPHIN MANAGEMENT INC.

                                        By:         /s/ Peter E. Salas
                                           -------------------------------------
                                        Name: Peter E. Salas
                                        Its:  President

                                        DOLPHIN ADVISORS, LLC

                                        By: Dolphin Management Inc.
                                        Its:  Managing Member

                                        By:         /s/ Peter E. Salas
                                           -------------------------------------
                                        Name: Peter E. Salas
                                        Its:  President

                                        DOLPHIN DIRECT EQUITY PARTNERS, LP

                                        By:  Dolphin Advisors, LLC
                                        Its: Managing Partner

                                        By:  Dolphin Management Inc.
                                        Its: Managing Member

                                        By:         /s/ Peter E. Salas
                                           -------------------------------------
                                        Name: Peter E. Salas
                                        Its:  President